UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST
EVENT REPORTED): January 17, 2005

Azul Studios International Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Washington	000-50468	98-0206033
(State of Incorporation)	(Commission File No)	(IRS Employer Identification Number)

22344 NE 31th Street, SAMMAMISH, WASHINGTON		98074
(Address of Principal Executive Offices)		(Zip Code)

(206) 910-2687

(Registrant’s Telephone Number, Including Area Code)

eCourierCorps Inc.

(Former Name or Former Address, if Changed Since Last Report)

ITEM 3.02        Unregistered Sales of Equity Securities.

On January 17, 2005, the Registrant issued a total of 1,250,860 units comprised of 1,250,860 restricted shares of common stock and 625,430 warrants to acquire common stock at a strike price of $0.25 per share. The warrants expire in three years from the date of issue. The units were issued to an accredited investor in the United States and certain foreign investors. The sale to the accredited investor was exempt from registration under Rule 506 of Regulation D promulgated under the Securities Act of 1933. The sales to the foreign investors were exempt from registration under Regulation S promulgated under the Securities Act of 1933. These units were valued at total of $312,715 ($0.25 per unit) and issued in settlement of certain debts arising from cash advances to the Company. The Company’s securities are not trading on any stock exchange and accordingly the unit price was determined arbitrarily as negotiated between the Company and the unit holders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Azul Studios International Inc.

	By:	James Vandeberg
Name: James Vandeberg
Title: President and Director

Date: January 17, 2005